EXHIBIT 23.2

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Form SB-2, Registration Statement under the Securities Act of 1933, as amended, of IsoRay, Inc. (formerly Century Park Pictures Corporation) (a Minnesota corporation) (File No. 333-_________) of our Report of Independent Certified Public Accountants dated September 16, 2005 related to the balance sheets of IsoRay, Inc. (formerly Century Park Pictures Corporation) as of June 30, 2005, September 30, 2004 and 2003 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the nine months ended June 30, 2005 and for each of the years ended September 30, 2004 and 2003, respectively, which accompany the appropriate financial statements contained in such Registration Statement under the Securities Act of 1933, as amended, on Form SB-2 and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA
Dallas, Texas
November 10, 2005